Sequa Corporation
200 Park Avenue                    John J. Quicke
New York, New York 10166           President
212 986-5500                       Chief Operating Officer
212 370-1969 (fax)


                                   February 15, 1994


Mr. Ronald Wright Green Gables
210 South Road
Rye Beach, NH 03871

Dear Ron:

Reference is made to your Employment Agreement, dated as of February 1, 1991 (the "Employment Agreement"), with Sequa
Corporation ("the Company").

This is to confirm that effective as of February 1, 1994 you are an employee-at-will of the Company. The terms and conditions of your employment shall remain as set forth in the Employment Agreement; except that the Company or you may terminate your employment, with or without cause, upon not less than sixty (60) days prior written notice to the other party (which notice shall set forth the date of termination).

Please acknowledge your agreement with all of the foregoing by signing and returning to the undersigned the enclosed duplicate of this letter. Upon our receipt of such fully executed copy, this shall become a binding agreement between us.


                                   Very truly yours,

                                   SEQUA CORPORATION


                                   John J. Quicke, President &
COO

ACCEPTED AND AGREED TO:


Ronald Wright

DATE:


cc:  M. F. Robilotto
     A. L. Savoca
     I.A. Schreger

Sequa Corporation
200 Park Avenue
New York, New York 10166
212 986-5500
212 370-1969

                                   AS of February 1, 1991


Mr. Ronald H. Wright
26 Walden Pond
Nashua, NH   03060


Dear Ron:
     This letter, when signed by both parties, will formalize the arrangements by which you will continue to be employed by Sequa
Corporation (the "Company") under the following terms and conditions:

     1. During the -term of your employment hereunder, you will devote your full attention and expend your best efforts, energies and skills, on an exclusive and full time basis for the Company as a senior executive officer with the title of Senior Vice

          President-Instruments Group and will work directly under and report to the person designated from time to time by the Board of Directors of the Company (the "Board"). The place of employment is Merrimack, New Hampshire.


     2. As your compensation, the Company will pay to you a base salary at the rate of Two Hundred Fifty Four Thousand Four Hundred Sixty Three ($254,463) Dollars per year during the term of your employment hereunder, payable in equal biweekly installments. You will also be entitled to participate in the Company's Management Incentive Bonus Plan on the same terms and subject to the same conditions as generally applicable to the Company's senior executive officers. The award of any such incentive bonus is at the sole discretion of the Board, taking into account, among other things, individual performance and general business conditions. Additionally, based upon your performance and general business conditions, you may be eligible for merit increases to your base salary, at the sole discretion of the Board.


     3. In addition to the foregoing compensation, you shall be entitled during the term of your employment hereunder, to the following:

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Sequa Corporation

Page 2
Mr. Ronald H. Wright


          (a) the use of a Company-leased car in accordance with Company policy generally applicable to its senior executive officers;

          (b) to continue to participate in the same health, medical, and retirement programs that are generally available to senior executive officers in accordance with Company policy (and subject to the terms and conditions of such programs as in effect from time to time), and the Company is authorized to deduct from your compensation such amounts as may be necessary for the maintenance of such coverage;

          (c) five (5) weeks paid vacation per year and paid holidays in accordance with Company policy;

          (d) reimbursement for the yearly membership dues in a country club used primarily for business purposes, as well as business related expenses incurred in connection therewith; and

          (e) reimbursement of all authorized reasonable travel, entertainment and other expenses paid or incurred by you in the performance of your business obligations, and you shall provide receipts or other appropriate evidence of such expenses.


     4. All of the compensation and benefits payable to you hereunder shall be subject to the payment by you of applicable Federal, State and local taxes.


     5. (a) The term of your employment hereunder is for a period of three (3) years commencing as of February 1, 1991 to January 31, 1994, subject to earlier termination pursuant to the provisions of subparagraph 5(b) or (c) below.

          (b) In the event of your death at any time during the term hereof, your employment by the Company shall be deemed to have ceased as of the date of your death without notice to your estate. If during any twelve (12) month period (not limited to a calendar year), you are absent from your employment or substantially unable to perform such duties as are required of you pursuant to the provisions hereof by reason of illness or other incapacity, or any other cause of whatsoever

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Sequa Corporation

Page 3
Mr. Ronald H. Wright


               nature, for more than ninety (90) days in the aggregate, the Company, may, upon at least ten
               (10) days prior written notice to you (which notice shall fix the date of termination), terminate the term of your employment hereunder. Upon the termination of the term of your employment hereunder as aforesaid, the Company shall be relieved of any and all further obligations to you arising out of this Agreement except for any accrued and unpaid salary and authorized expenses.

          (c) The Company shall have the right at any time to terminate your employment hereunder for Due Cause, which termination shall be effective immediately upon the issuance by the Company of written notice to you. For the purposes of this Agreement, "Due Cause" shall mean (i) the intentional refusal (except by reason of incapacity due to physical or mental illness or disability) by you to devote your entire business time to the performance of your duties hereunder as provided in Section 1 above, (ii) a breach by you of the provisions of Exhibit B annexed hereto, (iii) your conviction (including a conviction on a nolo contendre plea) of a felony, (iv) your theft or misappropriation of Company assets, (v) any willful, intentional or grossly negligent act by you having the effect of injuring the reputation or business of the Company (or any of its divisions or subdivisions), or (vi) your repeated or continued failure, neglect or refusal, to perform your duties as an employee of the Company.


     6. Reference is made to the Letter Agreements, dated December 17, 1986 and June 27, 1985 (copies of which are annexed hereto as Exhibit A), which will remain in full force and effect throughout the term of your employment hereunder and which are incorporated into and made a part of this Agreement.


     7. Concurrently with the execution of this Agreement, you shall execute the Company's Technical Information Agreement (a copy of which is annexed hereto as Exhibit
          B) and you hereby agree to be bound by the terms thereof, all of which are incorporated into and made part of this Agreement.

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Sequa Corporation

Page 4
Mr. Ronald H. Wright


     8. You have represented that you have no agreement with or obligations to others in conflict with this Agreement. There are no representations, warranties, provisions or undertakings other than those contained in this Agreement (including Exhibits A and B), which constitutes the entire agreement between us. Without limiting the generality of the immediately preceding sentence, the employment agreement, dated June 23,1988, between the Company and you is hereby terminated and of no further force or effect. This Agreement cannot be modified or changed except in writing signed by one of the Company's duly authorized officers.


     9. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of New York applicable to contracts made and to be performed entirely in such State. This Agreement and your rights and obligations hereunder may not be assigned or otherwise transferred by you.

          If the foregoing is in accord with your understanding of the terms of your employment by the Company, please be good enough to sign a duplicate of this letter and return it to the undersigned. Upon our receipt of such fully executed copy, this shall constitute a binding agreement between us.


                                   Very truly yours,

                                   SEQUA CORPORATION



                                   Norman E. Alexander
                                   Chairman and Chief Executive
                                    Officer


AGREED AND ACCEPTED:


Ronald H. Wright



Dated: 4/17/91